EXHIBIT 3.9

Certificate of Withdrawal of Certificate of Designation (PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal of
Certificate of Designation
for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation:

GLOBAL ACQUISITIONS CORPORATION

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

RESOLVED, that the elimination of the Series B Convertible Preferred Stock, $0.001 par value, is hereby approved, ratified, confirmed and adopted.

RESOLVED, that the Certificate of Withdrawal for the Series B Convertible Preferred Stock be, and it hereby is, approved, ratified, confirmed and adopted.

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X /S/ Ronald S. Boreta

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Withdrawal of Designation Revised 1-5-15